Certificate No.............................................. Number of shares...................................

# DRAGON JADE INTERNATIONAL LIMITED

(A BUSINESS COMPANY)
Incorporated under the Business Companies Act, 2004
of the Territory of the British Virgin Islands.

AUTHORISED CAPITAL: 100,000,000 shares with no par value

THIS IS TO CERTIFY that..........................................................................................
of..........................................................................................................................
is the Registered Holder of..................................................fully paid Share(s) of
........................ each numbered........................................to........................................inclusive
in the above-named Company subject to the Memorandum and Articles of Association of the said Company.

GIVEN under the Common Seal of the Company this..............................day of...................................................................

.............................................. ..............................................
*Director* *Director / Officer*

No transfer of the above mentioned shares will be registered until this certificate has been deposited at the office of the Company.